Exhibit 10.24

LOAN AGREEMENT

Loan Agreement dated as of June 1, 2012 (this “Agreement”), by and between InsOglass Holding SA, a Swiss corporation (the “Lender”), and SwissINSO Holding Inc., a Delaware corporation (the “Borrower”).

Whereas, the Borrower has requested that the Lender make one or more loans to the Borrower in an aggregate principal amount of up to $1,000,000;

Whereas, the Lender is willing to make such loans on the terms and subject to the conditions set forth herein;

Now, Therefore, the parties hereto, intending to be legally bound, hereby agree as follows.

Article I
Definitions

Section 1.01.  Specific Definitions.  For the purposes of this Agreement:

(a)   “Change of Control” means any merger, consolidation, acquisition, sale, lease, license or other disposition of all or substantially all of the assets of the Borrower, or sale of securities of the Borrower (by or on behalf of the Borrower or its equity holders) if, as a result of such transaction, the equity holders of the Borrower immediately prior to such transaction will own less than a majority of the surviving or acquiring entity’s voting power or of the Borrower’s voting power immediately after such transaction.

(b)   “Conversion Price” means $0.10 per share.

(c)   “Event of Default” has the meaning assigned to such term in Section 3.01.

(d)   “Loan” means a loan of funds by the Lender to the Borrower made pursuant to Article II.

(e)   “Loan Document” means each of this Agreement, the Security Agreement, the Promissory Note and any other agreement, instrument, document, certificate or notice, whether heretofore, now or hereafter executed by or on behalf of the Borrower and delivered to the Lender in connection with this Agreement or the transactions contemplated hereby.

(f)   “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects, condition (financial or otherwise), or results of operations of the Borrower, (b) the ability of the Borrower to perform any of its obligations under any Loan Document, or (c) the rights of, or benefits available to, the Lender under any Loan Document other than as the result of the action or inaction of the Lender.

(g)   “Maturity Date” means April 1, 2013.

(h)   “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity, whether or not incorporated.

(i)   “Promissory Note” has the meaning assigned to such term in Section 2.05(b), substantially in the form of Exhibit A, attached hereto.

(j)   “Related Parties” means, with respect to any specified Person, such Person’s affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s affiliates.

(k)   “Security Agreement” means that Security Agreement, dated as of the date hereof, by and between the Borrower and the Lender, as amended from time to time, substantially in the form of Exhibit B, attached hereto.

article II
Loans

Section 2.01.  Loan Commitment. Subject to the terms and conditions set forth in this Agreement, the Lender hereby agrees to make Loans to or for the benefit of the Borrower from time to time in an aggregate principal amount up to but not exceeding $1,000,000.  Amounts borrowed and repaid (or prepaid) pursuant to this Agreement may not be reborrowed without the prior written consent of the Lender.

Section 2.02.  Loan Limitations and Security Interest.

(a)    Loans shall be made by the Lender to the Borrower pursuant to this Agreement, and Borrower shall request Loans from the Borrower pursuant to this Agreement, for working capital and general corporate purposes.

(b)    A Loan shall not be disbursed (i) to a payee, or to an account belonging to a payee, other than the Borrower without the prior written consent of the Lender, or (ii) if such Loan would contravene any law, rule, regulation or order applicable to or affecting the Lender or the Borrower.

(c)    As security for the performance of its obligations under this Agreement and the Promissory Note, the Borrower agrees to grant the Lender a security interest in all of its assets (subordinate to the security interest heretofore issued to the holders of the Company’s 9% Secured Convertible Notes) pursuant to the terms of the Security Agreement.

Section 2.03.  Request for Loans.

(a)    To request a Loan, the Borrower shall notify the Lender of such request in writing at least three (3) business days before the date of borrowing (such notification being a “Borrowing Request”).  Each Borrowing Request shall be signed by an officer of the Borrower and shall:  (i) specify (A) the aggregate amount of the relevant Loan requested and (B) the location, account number and owner of the account to which the relevant Loan funds are to be disbursed.

(b)    Subject to the other terms and conditions set forth in this Agreement, following receipt of a Borrowing Request in compliance with this Section 2.03, the Lender will make the relevant Loan by promptly transferring the relevant Loan amount in immediately available funds to the Borrower or directly to the payee(s) designated by the Borrower in the relevant Borrowing Request.

Section 2.04.  Interest.  The Loans shall not bear interest.

Section 2.05.  Repayment of Loans; Evidence of Debt.

(a)   The Borrower shall repay the outstanding principal amount of each Loan under this Agreement on or before the Maturity Date.

(b)   The Loans shall be evidenced by a promissory note executed, issued and delivered by the Borrower and payable to the Lender in the principal amount of up to $1,000,000 (the “Promissory Note”), to which shall be appended a grid or ledger, maintained by the Lender, evidencing the indebtedness of the Borrower to the Lender resulting from each Loan made by the Lender, and any repayments thereof by the Borrower from time to time.

(c)   The Lender shall have the right, from and after the date of the issuance of the Promissory Note and then at any time until the Promissory Note is fully paid, to convert any outstanding and unpaid principal portion of the Promissory Note into fully paid and nonassessable shares of common stock of the Borrower as such stock exists on the date of issuance of the Promissory Note, or any shares of capital stock of Borrower into which such common stock shall hereafter be changed or reclassified, at the Conversion Price.  The number of shares of common stock to be issued upon each conversion of the Promissory Note shall be determined by dividing that portion of the principal of the Promissory Note to be converted by the Conversion Price.

(d)   The entries made on any grid or ledger attached to the Promissory Note described in paragraph (b) of this Section 2.05 shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of the Lender to maintain such accounts or grid or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

Section 2.06.  Optional Prepayment of Loans.  The Borrower shall have the right at any time, at its option, to prepay any Loan in whole or in part, without premium or penalty.

Section 2.07.  Fees, Costs and Expenses.  The Borrower shall reimburse the Lender for all out-of-pocket costs and expenses incurred by the Lender, including the reasonable fees, charges and disbursements of any counsel for the Lender, in connection with the collection or enforcement of, or the exercise or protection of its rights or remedies under, this Agreement or any other Loan Document or with respect to the Loans made.

Article III
Events of Default

Section 3.01.  Events of Default.   Each of the following events, individually, shall constitute an “Event of Default”:

(a)    the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable;

(b)    the Borrower shall fail to pay any fee or any other non-Loan amount payable under this Agreement or any other Loan Document, when and as the same shall become due and payable;

(c)       an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

(d)       the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (c) of this Article II, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(e)    the Borrower shall be unable, admit in writing its inability, or fail generally, to pay its debts as they become due;

(f)    one or more final judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Borrower and the same shall remain undischarged for a period of 20 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment;

(g)    any event, transaction, action or omission of or involving the Borrower shall occur which the Lender reasonably believes will have a material adverse effect on the financial condition or results of operations of the Borrower;

(h)    any of this Agreement or the Promissory Note shall cease to be, or shall be asserted by the Borrower or other obligor thereunder not to be, in full force and effect; or

(i)      a Change of Control shall occur.

Section 3.02.  Remedies.  Notwithstanding anything to the contrary in any Loan Document, upon the occurrence of an Event of Default, and in every such event, at any time during the continuance of such event, the Lender may, at its sole election, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (a) terminate any and all obligations to make further Loans and (b) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the outstanding principal of the Loans so declared to be due and payable, together with all fees and other non-Loan payment obligations of the Borrower accrued but unpaid under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Article IV
Miscellaneous

Section 4.01.  Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)	if to the Borrower, to it at:	PSE – Parc Scientifique de l’EPFL
Route J.D. Colladon
Building D – 3rd floor
1015 Lausanne, Switzerland

(b)	if to the Lender, to it at:	Fornache 8
1029 Villars-Ste-Croix
Switzerland

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall, be deemed to have been given on the date of receipt.

Section 4.02.  Waivers; Remedies; Amendments.

(a)    No failure or delay by the Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that the Lender would otherwise have at law or in equity. No waiver of any provision of any Loan Document or consent by the Lender to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 3.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any breach, default or Event of Default, regardless of whether the Lender may have had notice or knowledge of such breach, default or Event of Default at the time.

(b)    Neither this Agreement nor any other Loan Document, nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

Section 4.03.  Successors and Assigns; Other Persons.   The provisions of the Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).  Nothing in the Loan Documents, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender), any legal or equitable right, remedy or claim under or by reason of the Loan Documents.

Section 4.04.  Survival.   All covenants and agreements made by the Borrower in the Loan Documents shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any breach, default or Event of Default at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of any Loan or any fee or any other non-Loan amount payable under the Loan Documents is outstanding and unpaid and so long as the Lender’s commitment to make Loans has not expired or terminated.  The provisions of Sections 2.07, 4.07 and 4.08 and this Section 4.04, shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment in full of all Loans, fees and other non-Loan amounts payable under the Agreement, the termination of this Agreement or any provision hereof.

Section 4.05.   Counterparts; Integration; Effectiveness.   This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties hereto relating to the subject matter hereof or thereof and supersede any and all previous agreements and understandings, oral or written, among the parties hereto relating to the subject matter hereof or thereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 4.06.   Severability.   Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 4.07.    Governing Laws; Exclusive Jurisdiction; Consent to Service of Process.

(a)    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

(b)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined exclusively in such New York State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction, at law or in equity.

(c)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 3.07.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    The Borrower agrees that the Lender’s remedy at law for any breach of any of the Borrower’s obligations under this Agreement will be inadequate, and that the Lender will be entitled to apply for and obtain injunctive relief to restrain the breach of, or otherwise specifically enforce, its rights under this Agreement.

(e)    The Borrower irrevocably consents to service of process in the manner provided for notices in Section 4.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 4.08.  Waiver of Jury Trial.   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08.

Section 4.09.  Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 4.10. Exchange or Replacement of Promissory Note.

(a)    The Lender, at its option, may in person or by duly authorized attorney surrender the Promissory Note for exchange, at the principal office of the Borrower and receive in exchange therefor a new Promissory Note in the same aggregate principal amount as the unpaid principal amount of the Promissory Note so surrendered, each such new Promissory Note to be dated as of the original date of the Promissory Note so surrendered and payable to the Lender or its assignee, as the Lender may designate in writing (subject to the restrictions on transfer set forth in this Agreement).

(b)       Upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction, or mutilation of the Promissory Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Borrower of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Promissory Note, if mutilated, the Borrower shall make and deliver a new Promissory Note of like tenor in lieu of the previous Promissory Note.  Any Promissory Note made and delivered in accordance with this paragraph shall be dated as of the date hereof.

In Witness Whereof, the parties hereto have caused this Loan Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

InsOglass Holding SA

By:
Name:
Title:

SwissINSO Holding Inc.

By:
Name:
Title:

Exhibit A

Form of Promissory Note

Exhibit B

Form of Security Agreement